UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 15, 2008

UCN, INC.
(Exact name of registrant as specified in its charter)

1-33762
(Commission File No.)

Delaware	87-0528557
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Midvale, Utah 84047
(Address of principal executive offices)

(801) 320-3200
(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 15, 2008, UCN, Inc., received a letter from The Nasdaq Stock Market listing UCN deficiencies in complying with certain qualitative standards listed below established by Nasdaq for issuers to continue listing their securities on Nasdaq:

•	UCN did not obtain prior stockholder approval of options to purchase 227,500 shares of common stock issued earlier in 2008 outside of UCN’s approved stock plans to certain officers and employees, which is required by Marketplace Rule 4350(i)(1)(A); and

•	UCN issued without stockholder approval options to purchase 460,000 shares of common stock to certain new employees as an inducement to accept employment with UCN, which is permissible under applicable Nasdaq standards, but did not issue a press release disclosing the issuance of those stock options, which is required by Marketplace Rule 4250(i)(1)(A)(iv).

Earlier in December 2008, UCN acted to remediate the deficiencies by reducing the number of shares of common stock available for awards issuable under its 2008 Equity Incentive Plan by 227,500 shares, or from a total of 1,500,000 shares to 1,272,500 shares, and issued a press release describing the options issued as an inducement to new employees. The December 15, 2008 letter from Nasdaq states that these actions are sufficient to regain compliance with the standards for continued listing described above and that the matter is closed.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCN, INC.

Date: December 17, 2008	By:	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer